Exhibit 10.17

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this 7th day of August, 2014, by and among Hudspeth Oil Corporation, a Texas corporation (the “Company”), McCabe Petroleum Corporation, a Texas corporation (“MPC”), Greg McCabe, an individual (the “Seller”), and Torchlight Energy Resources, Inc., a Nevada corporation (the “Purchaser”).  The Company, MPC, the Seller and the Purchaser are sometimes hereinafter collectively referred to as the “Parties.”

WHEREAS, on or prior to Closing (as defined in Section 2.1 of this Agreement) MPC will transfer and convey certain oil and gas leases and related assets into the Company (collectively, the “Assets”), which assets will then be held by the Company free and clear (a list of the Assets is attached to this Agreement as Exhibit 3.3);

WHEREAS, the Seller is the sole shareholder of both the Company and MPC;

WHEREAS, the Purchaser desires to purchase all shares of capital stock of the Company, and the Seller desires to sell all shares of capital stock of the Company to the Purchaser, all on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE ASSETS

Section 1.1           Sale of the Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Seller hereby agrees to sell, transfer, convey and deliver to Purchaser all of the Shares of common stock of the Company (the “Shares”), free and clear of all encumbrances, which represents all of the outstanding capital stock of the Company, and shall deliver to Purchaser stock certificates representing the Shares, duly endorsed to Purchaser.

Section 1.2          Purchase Price.  As consideration for the purchase of the Shares, at Closing, the Purchaser shall pay to Seller a total aggregate consideration in the form of 868,750 restricted shares of common stock, par value $0.001 per share, of the Purchaser (the “TRCH Shares” and the “Purchase Price”).

ARTICLE II
CLOSING

Section 2.1           The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before September 23, 2014 (the “Closing Date”).  The Closing will take place at the law offices of Robert D. Axelrod, located at 5300 Memorial Drive, Suite 1000, Houston, Texas 77007, or at such other place as agreed upon among the Parties hereto.

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Section 2.2           Delivery of Documents at Closing. At the Closing: (a) the Seller shall deliver to Purchaser certificates evidencing the Shares of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to Purchaser against delivery by Purchaser to the Seller of certificates evidencing the TRCH Shares, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Seller or accompanied by duly executed stock powers in form and substance satisfactory to Seller; and (b) the Related Transactions (as defined below) shall be consummated concurrently with the Closing.

Section 2.3           Related Transactions.  In addition to the purchase and sale of the Shares, the following actions shall take place at or prior to Closing (collectively, the “Related Transactions”):

(i)           Participation and Development Agreement.  Prior to Closing, the Company, MPC and the Seller will execute and enter into a Participation and Development Agreement (the “Participation Agreement”), which will provide, among other things, that the Seller will have an optional 10% working interest back-in after payout (“WIBIAPO”) and a reversionary interest if drilling obligations are not met, all under the terms and conditions of the Participation Agreement.  The Participation Agreement will also provide for the participation/assistance requirements of the Seller.  The Participation Agreement and all terms and conditions therein are subject to final approval of the Purchaser.  At or prior to Closing, the transactions contemplated by the Participation Agreement must have been consummated and closed.

(ii)          Geologic Origination Fee.  At Closing, the Purchaser will pay $50,000.00 by check to each of Richard Masterson and Greg Hair as payment for their geologic origination fees (a total of $100,000.00).  Copies of their respective invoices for services performed (with each invoice signed by Messrs. Masterson and Hair, respectively) are attached hereto as Exhibit 2.3(ii).

  ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY, MPC AND THE SELLER

The Company, MPC and the Seller, jointly and severally, hereby represent and warrant to Purchaser as follows:

Section 3.1.          Organization, Good Standing and Qualification of the Company and MPC.

(i)           The Company is a Texas corporation, duly organized and validly existing and in good standing under the laws of the state of  Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company.

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(ii)         The authorized capital of the Company consists of 10,000 shares of common stock, with no par value, which are validly issued and outstanding. There is no other class of equity interest authorized or issued by the Company. All of the issued and outstanding common stock of the Company are owned beneficially and of record by the Seller free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances.  There is no other class of capital interest authorized or issued by the Company.  All of the issued and outstanding common stock of the Company is fully paid and non-assessable.  None of the common stock issued is in violation of any preemptive rights.  The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding common stock.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any capital interests of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any securities convertible into or evidencing the right to purchase or subscribe for any security of the Company, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any capital interests of the Company.

(iii)         MPC is a Texas corporation, duly organized and validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to MPC.

(iv)        The authorized capital of MPC consists of 1,000 shares of common stock, par value $1.00, which are validly issued and outstanding.  There is no other class of equity interest authorized or issued by MPC.  All of the issued and outstanding common stock of MPC are owned beneficially and of record by the Seller free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances.  There is no other class of capital interest authorized or issued by MPC.  All of the issued and outstanding common stock of MPC is fully paid and non-assessable.  None of the common stock issued is in violation of any preemptive rights.  MPC has no obligation to repurchase, reacquire, or redeem any of its outstanding common stock.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any capital interests of MPC, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating MPC to issue any securities convertible into or evidencing the right to purchase or subscribe for any security of MPC, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any capital interests of MPC.

Section 3.2           Subsidiaries.  The Company does not own any subsidiaries.

Section 3.3          Ownership of the Assets.  At Closing, the Company will own all of the Assets listed in Exhibit 3.3 free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.

Section 3.4          Ownership of the Shares.  The Seller owns all of the Shares beneficially and of record free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances. The Seller has the unrestricted right and power to transfer, convey and deliver full ownership of the Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Shares to Purchaser as contemplated herein, Purchaser will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

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Section 3.4           Authorization.

(i)           All action on the part of each of the Company and MPC necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken by the Company and MPC.  Each of the Company and MPC has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company and MPC, enforceable against each in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(ii)          The Seller represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself.  All action on the part of the Seller necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken, or will be taken by them prior to the Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligation of the Seller enforceable against him in accordance with the terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Section 3.5           No Breaches or Defaults.  The execution, delivery, and performance of this Agreement by the Company, MPC and the Seller does not:  (i) conflict with, violate, or constitute a breach of or a default under any other outstanding agreements or the charter or bylaws of the Company or MPC, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Company or the Assets or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority (as defined below) under any provision of:  (a) any applicable Legal Requirement (as defined below), or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which MPC, the Seller or the Company is a party or by which the Company or the Assets may be bound or affected.  For purposes of this Agreement, “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties.  For purposes of this Agreement, “Legal Requirement” means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 3.6          Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of MPC, the Seller or the Company in connection with the execution and delivery by MPC, the Seller or the Company of this Agreement or the consummation and performance of the transactions contemplated hereby.

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Section 3.7          Pending Claims.  There is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to the Seller’s, MPC’s or the Company’s knowledge, contemplated or threatened against the Seller, MPC, the Company or the Assets before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any material effect upon the Seller, MPC, the Company or the Assets, and there is no basis known to the Seller, MPC or the Company for any such action.  No litigation is pending, or, to the Seller’s, MPC’s or the Company’s knowledge, threatened against the Seller, MPC or the Company, or the Assets which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  Neither the Seller, MPC nor the Company is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect the Company or the Assets.

Section 3.8           Taxes.  The Company has timely and accurately prepared and filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and has timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns.  The Company is not delinquent in the payment of any tax or governmental charge of any nature.  Neither the Company, the Seller nor MPC have any knowledge of any liability for any tax to be imposed by any taxing authorities upon the Company as of the date of this Agreement and as of the Closing that is not adequately provided for.  No assessments or notices of deficiency or other communications have been received by the Seller, MPC or the Company with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  None of the federal, state, foreign and local tax returns of the Company have been audited by any taxing authority.  Neither the Seller, MPC nor the Company have any knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.  There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

Section 3.9          Acquisition of Stock for Investment.  The Seller understands that the issuance of the TRCH Shares (as referenced in Section 1.2 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and the Seller represents and warrants to the Purchaser that the present intention of the Seller is to receive and hold the TRCH Shares for investment only and not with a view to the distribution or resale thereof.  Additionally, the Seller understands that any sale of any of the TRCH Shares issued, under current law, will require either (a) the registration of the such TRCH Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

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           To assist in implementing the above provisions, the Seller hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the TRCH Shares acquired hereby until the TRCH Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof.  The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Section 3.10         Access to Information.  The Seller hereby confirms and represents that he (a) has access to and has reviewed all current information about the Purchaser filed with the Securities and Exchange Commission (the “SEC”) (which filings can be accessed by going to www.sec.gov/edgar/searchedgar/companysearch.html, typing “Torchlight Energy Resources” in the “Company name” field, and clicking the “Search” button), including (i) the Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 31, 2014, (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 15, 2014 and (iii) the Current Reports on Form 8-K filed on January 8, 2014, January 17, 2014, January 29, 2014, February 3, 2014, April 17, 2014 and June 10, 2014 (collectively, the “SEC Reports”); (b) has been afforded the opportunity to ask questions of and receive answers from representatives of  the Purchaser concerning the business and financial condition, properties, operations and prospects of the Purchaser and all such questions have been answered to the full satisfaction of the Seller; (c) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (d) has had an opportunity to engage and is represented by an attorney of his choice; (e) has had an opportunity to negotiate the terms and conditions of this Agreement; (f) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (g) has been provided with and given an opportunity to review all current information about the Purchaser.

Section 3.11        Purchase for Investment – Accredited Investor.  The Seller is acquiring the TRCH Shares for his own account, for investment purposes only and not with view to any public resale or other distribution thereof.  The Seller represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Act.  The Seller and/or his representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which each of them consider necessary or advisable to enable them to make a decision concerning its acquisition of the TRCH Shares, and that each of them possesses such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of his investment hereunder.

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Section 3.12         Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association.  There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages.  To the Company’s, the Seller’s and MPC’s knowledge, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to their knowledge, is not engaged in any unfair labor practices.  The Company is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Company.

Section 3.13         Compliance with Laws.  The Company is, and at all times prior to the date hereof has been in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of its assets or the operation of its businesses.  Neither the Seller, MPC nor the Company has any basis to expect, nor have they received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company.  The Company owns, holds, possesses or lawfully uses in the operation of its business all permits and licenses which are in any manner necessary or required for it to conduct its operation and business as now being conducted.  Exhibit 3.13 sets forth all licenses and permits held by the Company used in the operation of the business of the Company, all of which are in good standing and in effect as of the Closing Date.

Section 3.14         No Conflicts.  The execution and delivery of this Agreement by the Company does not, and the performance and consummation of the transactions contemplated hereby by the Company, will not (i) conflict with the articles of organization or regulations of the Company as appropriate; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Company is a party or by which the Company’s assets or properties are bound; or (iii) result in the creation of any encumbrance on any of the assets or properties of the Company.

Section 3.15         Title to Properties; Encumbrances.  At Closing, the Company will have good and marketable title to all of the Assets, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in Exhibit 3.15, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.

Section 3.16         No Liabilities.  As of the Closing Date, the Company does not and shall not have any obligation or liability (contingent or otherwise) or unpaid bill to any third party, except as set forth herein in Exhibit 3.16.

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Section 3.17        Contracts and Leases. Except as shown on Exhibit 3.17, the Company does not (i) have any leases of personal property relating to the Assets, whether as lessor or lessee; (ii) have any contractual or other obligations relating to the Assets, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the Assets.  The Company shall provide to Purchaser prior to the Closing Date each and every contract, lease or other document relating to the Assets to which it is subject or is a party or a beneficiary.  To the Company’s, the Seller’s and MPC’s knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitute legal, valid and binding obligations of the Company and the other respective parties thereto and are enforceable in accordance with their terms.  The Seller, MPC and the Company have no knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents.  Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company or the Assets after the Closing.

Section 3.18        No Pending Transactions.  Except for the transactions contemplated by this Agreement and the Related Transaction contemplated in Section 2.3 herein, the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in: (i) the sale, merger, consolidation or recapitalization of the Company; (ii) the sale of any of the Assets; (iii) the sale of any outstanding capital stock of the Company; (iv) the acquisition by the Company of any operating business or the capital stock of any other person or entity; (v) the borrowing of money; (vi) any agreement with any of the respective officers, managers or affiliates of the Company; or (vii) any expenditures or the performance by the Company extending for a period more than one year from the date hereof.

Section 3.19         Material Agreements; Action.    Except for the transactions contemplated by this Agreement and the Related Transaction contemplated in Section 2.3 herein, there are no contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company is a party or by which it is bound that involve or relate to (i) any of the respective officers, directors, stockholder or partners of the Company or (ii) covenants of the Seller, MPC or the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area.

Section 3.20         Insurance Policies.  Copies of all insurance policies maintained by the Company have been or will be delivered or made available to Purchaser.  The policies of insurance held by the Company are in such amounts, and insure against such losses and risks, as the Company reasonably deems appropriate for their property and business operations.  All such insurance policies are in full force and effect and all premiums due thereon have been paid and will be paid through the Closing.

Section 3.21         No Default.  The Company is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of  the Company, and there has been no default in any material obligation to be performed by  the Company  under any other contract, lease, agreement, commitment or undertaking to which the Company is a party or by which it or its assets or properties are bound, nor has the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

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Section 3.22        Books and Records.  The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Purchaser, are accurate and complete and have been maintained in accordance with sound business practices.

Section 3.23        Environmental.   The Company is not in violation of any state, local or federal statutes, laws, regulations, ordinances, or rules pertaining to health or the environment requirements affecting the Assets.  Neither the Company, the Seller nor MPC have received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit relating to any environmental issue arising out of the ownership of any of the Assets, and there is no basis known to the Company, the Seller or MPC for any such action.

Section 3.24        Disclosure.  No representation or warranty of the Seller, MPC or the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.25        Employee Benefit Plans.  The Company is not a party to any employee-benefit plan.

Section 3.26        Brokerage Commission.  No broker or finder has acted on behalf of the Seller, MPC or the Company in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Seller, MPC or the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

The Purchaser hereby represents and warrants to the Company, MPC and the Seller as follows:

Section 4.1          Organization, Good Standing and Qualification of the Purchaser.  The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Purchaser.

Section 4.2          Authorization.  All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by the Purchaser.  The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

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Section 4.3          No Breaches or Defaults.  The execution, delivery, and performance of this Agreement by Purchaser does not:  (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of:  (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Purchaser is a party.

Section 4.4          Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 4.5          Disclosure.  No representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.6           Brokerage Commission.  No broker or finder has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

ARTICLE V
COVENANTS OF THE SELLER, MPC AND THE COMPANY

Section 5.1           Stand Still.  To induce the Purchaser to proceed with this Agreement, the Seller, MPC and the Company agree that until the Closing Date or the termination of this Agreement, no representative of the Company, the Seller or MPC will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any interest in the Assets or the Company.  The Company, MPC and the Seller each agree to advise the Purchaser of any contact from any third party regarding the acquisition or other investment of the Company or the Assets, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 5.2           Access; Due Diligence.  Between the date of this Agreement and the Closing Date (the “Due Diligence Period”), the Company, MPC and the Seller shall (a) provide Purchaser and its authorized representatives reasonable access to all offices and other facilities and properties of the Company and to the books and records of the same; (b) permit the Purchaser to make inspections thereof; and (c) cause the officers and advisors of the Company to furnish to the Purchaser with such financial and operating data and other information with respect to the business of the Company and the Assets and to discuss such information with the Purchaser, as the Purchaser may from time to time reasonably request.

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Section 5.3           Conduct of Business.  From the date of the execution hereof until the Closing Date, the Company shall operate itself in the ordinary course consistent with past practices, and:

(a)
The Company will not authorize, declare, pay or effect any dividends or liquidate or distribute any common stock or other equity interest or undertake any direct or indirect redemption, purchase or other acquisition of any equity interest;

(b)
The Company will not make any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a material adverse effect on it;

(c)
The Company will not increase the salary or other compensation payable or to become payable by it to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by it of a bonus or other additional salary or compensation to any such person except in the normal course of business, consistent with its past practices;

(d)	The Company will not sell, lease, transfer or assign any of their assets, tangible or intangible, other than inventory for a fair consideration, in the ordinary course of business;

(e)
The Company will not accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000, either individually or in the aggregate, to which it is a party, absent the consent of Purchaser;

(f)	The Company will not make any loans to any person or entity, or guarantee any loan, absent the consent of Purchaser;

(g)	The Company will not waive or release any right or claim held by it, absent the consent of Purchaser;

(h)
The Company will operate its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them;

(i)	The Company will not issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(j)	The Company will not delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business;

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(k)	The Company will not make any loan to, enter into an employment agreement with, or enter into any other transaction with, any of its directors, officers, and employees;

(l)	The Company will not make any change in any method, practice, or principle of accounting involving its business or assets;

(m
)The Company will not issue, sell or otherwise dispose of any of its capital stock or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity interests;

(n)	The Company will not reclassify, split up or otherwise change any of its common stock or capital structure;

(o)	The Company will not be a party to any merger, consolidation or other business combination; and

(p)	The Company shall perform in all material respects all of its obligations under material contracts, leases and other documents relating to or affecting any of the Assets or the business of Company.

ARTICLE VI
CONDITIONS TO CLOSING OF
THE SELLER, MPC AND THE COMPANY

Each obligation of the Seller, MPC and the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VI, except to the extent that such satisfaction is waived by the Seller, MPC and the Company in writing:

Section 6.1         Representations and Warranties Correct.  The representations and warranties made by Purchaser contained in this Agreement will be true and correct as of the Closing Date.

Section 6.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date will have been performed or complied with in all respects.

Section 6.3          Delivery of Certificate.  Purchaser shall provide to the Seller, MPC and the Company certificates, dated as of the Closing Date and signed by the Purchaser’s President, to the effect set forth in Section 6.1 and 6.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 6.4          Payment of Purchase Price.  Purchaser shall have tendered the Purchase Price as referenced in Section 1.2 to the Company concurrently with the Closing, in the form of certificates evidencing the TRCH Shares duly endorsed to Seller or accompanied by duly executed stock powers in form and substance satisfactory to the Seller.

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Section 6.5           Related Transactions.  The Related Transactions set forth in Section 2.3 will be consummated on or before the Closing.

Section 6.6          Corporate Resolutions.  Purchaser shall provide a corporate resolution of its Board of Directors of which approves the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 6.7           Absence of Proceedings.  No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Purchaser.

  ARTICLE VII
CONDITIONS TO CLOSING OF
THE PURCHASER

Each obligation of Purchaser to be performed on the Closing Date will be subject to the satisfaction of each of the conditions stated in this Article VII, except to the extent that such satisfaction is waived by Purchaser in writing.

Section 7.1           Representations and Warranties Correct.  The representations and warranties made by the Seller, MPC and the Company shall be true and correct as of the Closing Date.

Section 7.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Seller, MPC and the Company on or prior to the Closing Date will have been performed or complied with in all respects.

Section 7.3          Delivery of Certificate.  The Seller, MPC and the Company will each provide to Purchaser certificates, dated as of the Closing Date and signed by the Seller and the presidents of MPC and the Company, respectively, to the effect set forth in Section 7.1 and 7.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 7.4          Delivery of Shares.  Sellers shall have delivered certificates evidencing the Shares of the Company duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to the Purchaser.

Section 7.5           Corporate Resolutions.  Each of the Company and MPC shall provide to Purchaser resolutions of the respective Board of Directors of each, which approve all of the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

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Section 7.6           Related Transactions.  The Related Transactions set forth in Section 2.3 will be consummated on or before the Closing.

Section 7.7           Satisfactory Diligence.  Within the Due Diligence Period, Purchaser will have concluded its due diligence investigation of the Company and the Assets and all other matters related to the foregoing, and will be satisfied with the results thereof.

Section 7.8          No Liabilities Outstanding.  The Company will have no obligations or liabilities (contingent or otherwise) or unpaid bill to any third party as of the Closing Date.

Section 7.9           No Assumption of Liabilities.  The Purchaser will not assume any liabilities of the Company as of the Closing Date.

Section 7.10         Absence of Proceedings.  No action, suit or proceeding by or before any court or any governmental or regulatory authority will have been commenced and no investigation by any governmental or regulatory authority will have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of the Assets.

ARTICLE VIII
INDEMNIFICATION

Section 8.1          Indemnification from the Seller and the MPC.  MPC and the Seller, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the “Purchaser Group”) harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys’ fees and costs of any suit related thereto) suffered or incurred by any of the Purchaser Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Seller, MPC or the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Seller, MPC or the Company hereunder; (b) any nonfulfillment of any agreement on the part of the Seller, MPC or the Company under this Agreement; (c) any liability or obligation due to any third party by the Company incurred at or prior to the Closing Date, or (d) any suit, action, proceeding, claim or investigation against Purchaser Group which arises from or which is based upon or pertaining to the Seller’s, MPC’s or the Company’s conduct or the operation or liabilities of the business of the Company or the Assets prior to the Closing Date.

Section 8.2           Indemnification from Purchaser.  Purchaser agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Seller) and hold the Seller, MPC and their respective officers, directors, affiliates, agents, legal counsel, successors and assigns (collectively, the “Seller Group”) harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorney’s fees and costs of any suit related thereto) suffered or incurred by any of Seller Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Purchaser contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser hereunder; (b) any nonfulfillment of any agreement on the part of Purchaser under this Agreement; or (c) any suit, action, proceeding, claim or investigation against Seller Group which arises from or which is based upon or pertaining to Purchaser’s conduct or the operation of the business of the Company subsequent to the Closing Date.

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Section 8.3          Defense of Claims.  If any lawsuit enforcement action or any attempt to collect on an alleged liability is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party within ten (10) business days after receipt of  notice or other date by which action must be taken; provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 8.4          Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys’ fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

Section 8.5           Survival of Representations and Warranties.  The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending forty-eight (48) months from the Closing Date (“Survival Date”).  Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date. Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.

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ARTICLE IX
MISCELLANEOUS

Section 9.1           Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 9.2           Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	If to the Seller, MPC or the Company:	Greg McCabe 500 W. Texas, Suite 1110 Midland, Texas 79702

	with a copy to:	Michael J. Dawson Dawson Parrish, PC 309 W. 7th St, Ste. 915 Fort Worth, Texas 76102

(b)	If to the Purchaser:	Torchlight Energy Resources, Inc. Attn: John Brda, President 5700 W. Plano Parkway, Suite 3600 Plano, Texas 75093

	with a copy to:	Robert D. Axelrod Axelrod, Smith & Kirshbaum 5300 Memorial Drive, Suite 1000 Houston, Texas 77007

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

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Section 9.3          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.4          Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 9.5          Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 9.6          Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 9.7          Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Collin County, Texas.

Section 9.8          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 9.9          Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 9.10        Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

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Section 9.11        No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.

Section 9.12        Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 9.13        Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

Section 9.14        Termination of Agreement.  This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if:  (i) the transactions contemplated by this Agreement are not consummated on or before September 23, 2014, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.

Section 9.15        Attorney Review - Construction.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 9.16        Gender.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to become effective as of the date first set forth above.

TORCHLIGHT ENERGY RESOURCES, INC.

By:_/s/ John Brda__________________________
John Brda, President

_/s/ Greg McCabe__________________________
Greg McCabe, Individually

HUDSPETH OIL CORPORATION

By: _/s/ Greg McCabe _____________________
Greg McCabe, President

MCCABE PETROLEUM CORPORATION

By:__/s/ Greg McCabe ____________________
Greg McCabe, President

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